ARROW ELECTRONICS. INC. 9201 E. DRY CREEKROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1
Arrow Electronics Reports First-Quarter Results
-- Record First-Quarter Sales and Earnings Per Share --
-- First-Quarter Earnings Per Share of $1.26; Non-GAAP Earnings Per Share of $1.46 --
CENTENNIAL, Colo.--(BUSINESS WIRE)-May 4, 2017--Arrow Electronics, Inc. (NYSE:ARW) today reported first-quarter 2017 net income of $114 million, or $1.26 per share on a diluted basis, compared with net income of $106 million, or $1.14 per share on a diluted basis, in the first quarter of 2016. Excluding certain items1, net income would have been $132 million in the first quarter of 2017, unchanged from the first quarter of 2016. Excluding certain items1, net income would have been $1.46 per share on a diluted basis, in the first quarter of 2017, compared with $1.43 per share on a diluted basis, in the first quarter of 2016. First-quarter sales of $5.76 billion increased 5 percent from sales of $5.47 billion in the prior year. In the first quarter of 2017, changes in foreign currencies had negative impacts on growth of approximately $73 million or 1 percent on sales and $.03 or 2 percent on earnings per share on a diluted basis compared to the first quarter of 2016.
“Customers and suppliers are migrating to our platform of online and offline component distribution, on-premise and off-premise software-led solutions, and our sustainable technology solutions,” said Michael J. Long, chairman, president, and chief executive officer. “Our unique approach drove record first-quarter earnings per share and record first-quarter sales that were at the high end of our expectation.”
Global components first-quarter sales of $4.06 billion grew 10 percent year over year. First-quarter sales, as adjusted, grew 12 percent year over year. Americas components sales grew 9 percent year over year. Asia-Pacific components sales grew 17 percent year over year. Europe components sales grew 6 percent year over year. Sales in the region, as adjusted, grew 10 percent year over year. Global components first-quarter operating income grew 1 percent year over year. “Global components sales exceeded the high end of our expectation for the second quarter in a row driven by our differentiated value proposition,” said Mr. Long.
Global enterprise computing solutions first-quarter sales of $1.7 billion declined 5 percent year over year. Global enterprise computing solutions first-quarter operating income grew 3 percent year over year and grew 4 percent year over year excluding amortization of intangibles expense. “ECS’ growth was driven by our industry-leading software solutions, and we continue to believe operating income is the best measure of this business,” added Mr. Long.
“First-quarter cash flow from operations was negative $21 million. While seasonally negative, cash flow from operations improved compared to the prior-year first quarter despite substantial working capital investments to support our growth,” said Chris Stansbury, senior vice president and chief financial officer. “We remain committed to returning excess cash to shareholders. During the first quarter we returned approximately $56 million to shareholders through our stock repurchase program. We had approximately $464 million of remaining authorization under our share repurchase programs at the end of the first quarter.”

1 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

GUIDANCE
“As we look to the second quarter, we believe that total sales will be between $5.975 billion and $6.375 billion, with global components sales between $4.05 billion and $4.25 billion, and global enterprise computing solutions sales between $1.925 billion and $2.125 billion. As a result of this outlook, we expect earnings per share on a diluted basis, to be in the range of $1.50 to $1.62, and earnings per share on a diluted basis, excluding any charges, to be in the range of $1.70 to $1.82 per share. Our guidance assumes an average tax rate toward the higher end of our longer term range of 27 to 29 percent and average diluted shares outstanding are expected to be 90 million. We are expecting the average USD-to-Euro exchange rate for the second quarter to be approximately $1.07 to €1. We estimate changes in foreign currencies will have negative impacts on growth of approximately $110 million, or 2 percent on sales, and $.05, or 3 percent, on earnings per share on a diluted basis compared to the second quarter of 2016,” said Mr. Stansbury. “Based on our strong growth and disciplined operating expense management, we expect second-quarter earnings per share, at the midpoint, to grow 10 percent year over year adjusted for acquisitions and changes in foreign currencies,” added Mr. Stansbury.
Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release.
Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Arrow serves as a supply channel partner for more than 125,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 465 locations serving over 90 countries.
Information Relating to Forward-Looking Statements
This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.
For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2016.
Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales, income, or expense on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions by adjusting the company's operating results for businesses acquired, including the amortization expense related to acquired intangible assets, as if the acquisitions had occurred at the beginning of the earliest period presented (referred to as "impact of acquisitions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted to exclude identifiable intangible amortization, restructuring, integration, and other charges, and certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives and acquisitions (including intangible assets amortization expense). A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.
The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.
The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended
	April 1, 2017	April 2, 2016

Sales	$5,759,552	$5,474,177
Costs and expenses:
Cost of sales	4,999,665	4,725,279
Selling, general, and administrative expenses	515,519	505,813
Depreciation and amortization	37,141	40,933
Restructuring, integration, and other charges	15,505	20,788
	5,567,830	5,292,813
Operating income	191,722	181,364
Equity in earnings of affiliated companies	925	1,856
Interest and other financing expense, net	38,073	35,575
Income before income taxes	154,574	147,645
Provision for income taxes	39,224	41,053
Consolidated net income	115,350	106,592
Noncontrolling interests	1,582	357
Net income attributable to shareholders	$113,768	$106,235

Net income per share:
Basic	1.27	1.16
Diluted	1.26	1.14

Weighted average shares outstanding:
Basic	89,262	91,514
Diluted	90,541	92,787

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)

	April 1, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$521,562	$534,320
Accounts receivable, net	5,867,182	6,746,687
Inventories, net	2,905,502	2,855,645
Other current assets	190,257	180,069
Total current assets	9,484,503	10,316,721
Property, plant, and equipment, at cost:
Land	15,359	23,456
Buildings and improvements	190,179	175,141
Machinery and equipment	1,345,427	1,297,657
	1,550,965	1,496,254
Less: Accumulated depreciation and amortization	(764,369)	(739,955)
Property, plant, and equipment, net	786,596	756,299
Investments in affiliated companies	88,376	88,401
Intangible assets, net	325,920	336,882
Goodwill	2,405,160	2,392,220
Other assets	328,820	315,843
Total assets	$13,419,375	$14,206,366
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$4,820,086	$5,774,151
Accrued expenses	741,449	821,244
Short-term borrowings, including current portion of long-term debt	471,753	93,827
Total current liabilities	6,033,288	6,689,222
Long-term debt	2,459,849	2,696,334
Other liabilities	369,431	355,190
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in both 2017 and 2016
Issued – 125,424 shares in both 2017 and 2016	125,424	125,424
Capital in excess of par value	1,089,724	1,112,114
Treasury stock (36,519 and 36,511 shares in 2017 and 2016, respectively), at cost	(1,664,779)	(1,637,476)
Retained earnings	5,310,998	5,197,230
Accumulated other comprehensive loss	(345,355)	(383,854)
Total shareholders' equity	4,516,012	4,413,438
Noncontrolling interests	40,795	52,182
Total equity	4,556,807	4,465,620
Total liabilities and equity	$13,419,375	$14,206,366

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	April 1, 2017	April 2, 2016
Cash flows from operating activities:
Consolidated net income	$115,350	$106,592
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	37,141	40,933
Amortization of stock-based compensation	11,575	8,877
Equity in earnings of affiliated companies	(925)	(1,856)
Deferred income taxes	13,938	22,555
Other	3,251	1,462
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	926,901	996,738
Inventories	(38,185)	44,611
Accounts payable	(982,355)	(1,036,094)
Accrued expenses	(93,619)	(160,693)
Other assets and liabilities	(13,962)	(56,768)
Net cash used for operating activities	(20,890)	(33,643)

Cash flows from investing activities:
Cash consideration paid for acquired businesses	—	(46,490)
Acquisition of property, plant, and equipment	(62,118)	(49,261)
Proceeds from sale of property, plant, and equipment	7,886	—
Net cash used for investing activities	(54,232)	(95,751)

Cash flows from financing activities:
Change in short-term and other borrowings	76,402	470
Proceeds from long-term bank borrowings, net	62,500	265,000
Proceeds from exercise of stock options	17,259	5,705
Repurchases of common stock	(68,847)	(18,684)
Purchase of shares from noncontrolling interest	(23,350)	—
Other	—	(1,817)
Net cash provided by financing activities	63,964	250,674
Effect of exchange rate changes on cash	(1,600)	285
Net increase (decrease) in cash and cash equivalents	(12,758)	121,565
Cash and cash equivalents at beginning of period	534,320	273,090
Cash and cash equivalents at end of period	$521,562	$394,655

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Quarter Ended
	April 1, 2017	April 2, 2016	% Change

Consolidated sales, as reported	$5,759,552	$5,474,177	5.2%
Impact of changes in foreign currencies	—	(73,042)
Impact of acquisitions	—	42,599
Consolidated sales, as adjusted	$5,759,552	$5,443,734	5.8%

Global components sales, as reported	$4,058,803	$3,675,929	10.4%
Impact of changes in foreign currencies	—	(40,351)
Impact of acquisitions	—	4,162
Global components sales, as adjusted	$4,058,803	$3,639,740	11.5%

Europe components sales, as reported	$1,118,279	$1,058,432	5.7%
Impact of changes in foreign currencies	—	(45,320)
Impact of acquisitions	—	—
Europe components sales, as adjusted	$1,118,279	$1,013,112	10.4%

Asia components sales, as reported	$1,376,979	$1,177,868	16.9%
Impact of changes in foreign currencies	—	3,868
Impact of acquisitions	—	—
Asia components sales, as adjusted	$1,376,979	$1,181,736	16.5%

Global ECS sales, as reported	$1,700,749	$1,798,248	(5.4)%
Impact of changes in foreign currencies	—	(32,691)
Impact of acquisitions	—	38,437
Global ECS sales, as adjusted	$1,700,749	$1,803,994	(5.7)%

Europe ECS sales, as reported	$567,562	$607,448	(6.6)%
Impact of changes in foreign currencies	—	(38,064)
Impact of acquisitions	—	—
Europe ECS sales, as adjusted	$567,562	$569,384	(0.3)%

Americas ECS sales, as reported	$1,133,187	$1,190,800	(4.8)%
Impact of changes in foreign currencies	—	5,373
Impact of acquisitions	—	38,437
Americas ECS sales, as adjusted	$1,133,187	$1,234,610	(8.2)%

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended April 1, 2017
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Non-GAAP measure
Operating income	$191,722	$12,900	$15,505	$220,127
Income before income taxes	154,574	12,900	15,505	182,979
Provision for income taxes	39,224	4,561	4,997	48,782
Consolidated net income	115,350	8,339	10,508	134,197
Noncontrolling interests	1,582	251	—	1,833
Net income attributable to shareholders	$113,768	$8,088	$10,508	$132,364
Net income per diluted share	1.26	0.09	0.12	1.46
Effective tax rate	25.4%			26.7%

Three months ended April 2, 2016
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Non-GAAP measure
Operating income	$181,364	12,913	20,788	215,065
Income before income taxes	147,645	12,913	20,788	181,346
Provision for income taxes	41,053	2,279	5,434	48,766
Consolidated net income	106,592	10,634	15,354	132,580
Noncontrolling interests	357	—	—	357
Net income attributable to shareholders	$106,235	10,634	15,354	132,223
Net income per diluted share	1.14	0.11	0.17	1.43
Effective tax rate	27.8%			26.9%

ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended
	April 1, 2017	April 2, 2016
Sales:
Global components	$4,058,803	$3,675,929
Global ECS	1,700,749	1,798,248
Consolidated	$5,759,552	$5,474,177
Operating income (loss):
Global components	$173,533	$170,770
Global ECS	80,879	78,212
Corporate (a)	(62,690)	(67,618)
Consolidated	$191,722	$181,364

(a)	Includes restructuring, integration, and other charges of $15.5 million and $20.8 million for the first quarters of 2017 and 2016, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended
	April 1, 2017	April 2, 2016
Global components operating income, as reported	$173,533	$170,770
Intangible assets amortization expense	7,399	7,900
Global components operating income, as adjusted	$180,932	$178,670
Global ECS operating income, as reported	$80,879	$78,212
Intangible assets amortization expense	5,501	5,013
Global ECS operating income, as adjusted	$86,380	$83,225

Contact:            Steven O’Brien,
Vice President, Investor Relations
303-824-4544

Media Contact:        John Hourigan,
Vice President, Global Communications
303-824-4586